Exhibit 99.1

Osiris Provides Update Regarding NASDAQ Listing Matters

COLUMBIA, Md. — December 2, 2016 - Osiris Therapeutics, Inc. (NASDAQ: OSIR) (the “Company”) today provided an update regarding the status of its compliance with the Listing Rules of the NASDAQ Stock Market (“NASDAQ”).

As previously disclosed, the Company participated in a hearing before the NASDAQ Hearings Panel (the “Hearings Panel”) on November 10, 2016 in connection with the Company’s late filings and the Company’s anticipated financial restatement relating to prior periods.  At the hearing, the Company requested that the Hearings Panel grant the Company additional time to file its delinquent reports with the Securities and Exchange Commission (the “SEC”) and regain compliance with NASDAQ’s continued listing requirements.

On December 1, 2016, the Company received a decision letter from NASDAQ’s Office of General Counsel stating that the Hearings Panel has granted the Company’s request and, accordingly, the Company’s common stock will continue to trade on the NASDAQ Stock Market provided that the Company becomes current in its periodic filings with the SEC on or before March 10, 2017.  The letter stated that March 10, 2017 represents the full extent of the Hearing Panel’s discretion to grant continued listing while the Company is non-compliant.

The Company is continuing to work diligently to complete its previously announced accounting reviews, restatement of prior period financial statements, transition to a new independent registered public accounting firm and 2015 audit so that it will be in a position to file its delinquent periodic reports with the SEC as soon as possible.  However, there can be no assurance that the Company will be able to complete all of this work and become current in its SEC filings by March 10, 2017.  If the Company is not able to file all of its delinquent periodic reports with the SEC by March 10, 2017, then the Hearings Panel will issue a final delist determination and the Company will be suspended from trading on the NASDAQ Stock Market.  There can be no assurance regarding the timing or ultimate outcome of this process or the ability of the Company to successfully maintain its NASDAQ listing.

About Osiris Therapeutics

Osiris Therapeutics, Inc., based in Columbia, Maryland, is a world leader in researching, developing and marketing regenerative medicine products that improve health and lives of patients and lower overall healthcare costs. Having developed the world’s first approved stem cell drug, the company continues to advance its research and development in biotechnology by focusing on innovation in regenerative medicine - including bioengineering, stem cell research and viable tissue based products.  Osiris has achieved commercial success with products in orthopaedics, sports medicine and wound care, including BIO4®, Cartiform®, Grafix®, TruSkin ™ and Stravix™.  Osiris, Grafix, and Cartiform are registered trademarks of Osiris Therapeutics, Inc.; TruSkin and Stravix are trademarks of Osiris Therapeutics, Inc.  BIO4® is a trademark of Howmedica Osteonics Corp. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts.

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements may include, without limitation, statements regarding any of the following: the outcome of the NASDAQ delisting process; the ability of the Company to successfully maintain its NASDAQ listing; the outcome of the restatement, including the materiality, significance, nature, subject matter, timing or quantitative effects of the Company’s restated financial statements; the timing of the transition to a new independent registered public accounting firm; the completion of the audit of the Company’s 2015 financial statements; and the timing of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the SEC. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Diane Savoie

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com